Exhibit 21
SCHEDULE OF SUBSIDIARIES OF BRADY CORPORATION

		Percentage
		of Voting
	State (Country)	Securities
Name of Company	of Incorporation	Owned
Brady Corporation	Wisconsin	Parent
Tricor Direct Inc. —	Delaware	100%
Doing Business As:
Seton
Seton Name Plate Company
D&G Sign and Label Co.
Seton Identification Products
Worldmark of Wisconsin Inc.	Delaware	100%
Brady Investment Co.	Nevada	100%
EMED Co., Inc.	New York	100%
Stopware, Inc.	California	100%
Permar Sytems, Inc. —	New York	100%
Doing Business As Electromark
Henryc, Inc. (U.S.)	New York	100%
Oliver of New York (U.S.)	New York	100%
AIO Holding Inc.	Delaware	100%
Doing Business As Personnel Concepts
AIO Acquisition Inc.	Delaware	100%
TruMed Technologies, Inc.	Minnesota	100%
IDenticard Systems Worldwide, Inc.	Pennsylvania	100%
Brady Mexico Holding LLC	Delaware	100%
Brady People Identification LLC	Wisconsin	100%
Comprehensive Identification Products, Inc.	Massachusetts	100%
PV Acquisitions, LLC	Delaware	100%
Scafftag Inc.	Texas	100%
Sorbent Products Co. Inc.	New Jersey	100%
Global Sorbent Sales LLC	New Jersey	100%
Brady Precision Converting, LLC	Wisconsin	100%
Clement Communications, Inc.	Pennsylvania	100%
Visual Wear LLC	Massachusetts	100%
Brady International Sales, Inc.	U.S. Virgin Islands	100%
Brady International Co.	Wisconsin	100%
Brady Worldwide, Inc.	Wisconsin	100%
Also Doing Business As:
Varitronic Systems
Teklynx International
Temtec
Brady Australia Pty. Ltd.	Australia	100%
Seton Australia Pty. Ltd.	Australia	100%
Accidental Health & Safety Pty. Ltd.	Australia	100%
Trafalgar First Aid Pty. Ltd.	Australia	100%
Carroll Australasia Pty. Ltd.	Australia	100%
Scafftag Australia Pty. Ltd.	Australia	100%
Sorbent Products Company International BVBA	Belgium	100%
W.H. Brady, N.V.	Belgium	100%
W.H.B. do Brasil Ltda.	Brazil	100%
Tradex do Brasil Ltda.	Brazil	100%

		Percentage
		of Voting
	State (Country)	Securities
Name of Company	of Incorporation	Owned
Asterisco Artes Graficas Ltda	Brazil	100%
W.H.B. Identification Solutions, Inc. —	Canada	100%
Doing Business As:
Brady
GrafTek
Revere-Seton
Seton
Identicam Systems Inc.	Canada	100%
BRC Financial	Canada	100%
Brady (Shanghai) International Trading Co., Ltd.	China	100%
Brady Technology (Wuxi) Co. Ltd.	China	100%
Brady (Beijing) Co. Ltd.	China	100%
Brady (Shenzhen) Co., Ltd.	China	100%
Brady (Dongguan) Co., Ltd.	China	100%
Suzhou Dicel EMC Co., Ltd.	China	100%
Tradex Converting (Langfang) Co., Ltd.	China	100%
Brady Technology (Suzhou) Co., Ltd.	China	100%
CIPI Xiamen, Ltd.	China	100%
PanYu Meixin Metal Company Ltd.	China	100%
Brady Holdings Danmark ApS	Denmark	100%
Brady A.S (Denmark)	Denmark	100%
Braton Europe S.A.R.L	France	100%
Braton Groupe S.A.R.L	France	100%
Doing Business As:
Brady
Techniques Avancees
Holman
Periprint
Brady Group S.A.S	France	100%
Doing Business As:
Seton
Signals & Lettrasoft
Brady Holding GmbH	Germany	100%
Brady GmbH	Germany	100%
Doing Business As:
Seton
Balkhausen
Brady ISST
Soft & Etimark
Quo-Luck Company Limited	Hong Kong	100%
Bakee Metal Manufactory Company Limited	Hong Kong	100%
Brady Corporation Hong Kong Limited	Hong Kong	100%
Brady Company India Pte. Ltd.	India	100%
Brady Italia, SRL	Italy	100%
Modernotecnica SRL	Italy	100%
Nippon Brady K.K.	Japan	100%
Brady Luxembourg SARL	Luxembourg	100%
Brady Technology SDN, BHD	Malaysia	100%
W. H. Brady S. de R.L. de C.V.	Mexico	100%
Brady Servicios, S. de R.L. de C.V.	Mexico	100%
Brady B.V.	Netherlands	100%
CIPI Europe, B.V.	Netherlands	100%
Brady A.S. (Norway)	Norway	100%
Brady Philippines Direct Marketing Inc.	Philippines	100%
Brady Corporation S.E.A. Pte. Ltd.	Singapore	100%
Brady Corporation Asia Pte. Ltd.	Singapore	100%
Brandon Precision Pte. Ltd.	Singapore	100%
Brady Technologies Asia Pte. Ltd.	Singapore	100%

		Percentage
		of Voting
	State (Country)	Securities
Name of Company	of Incorporation	Owned
Brady Asia Holding Pte. Ltd.	Singapore	100%
Brady Singapore Holdings Pte. Ltd.	Singapore	100%
ID Technologies Pte. Ltd.	Singapore	100%
ID Technologies (China) Pte. Ltd.	Singapore	100%
Brady S.R.O.	Slovakia	100%
Brady Korea Co., Ltd.	South Korea	100%
Brady Identification S.L.	Spain	100%
Brady AB	Sweden	100%
Brady Trading AB	Sweden	100%
Brady Sweden Holding AB	Sweden	100%
Brady Holding AB	Sweden	100%
Brady Converting AB	Sweden	100%
Tradex AB	Sweden	100%
Brady Holding Co. Ltd.	Thailand	49	%(1)
Brady (Thailand) Co. Ltd.	Thailand	100%
Q.D.P.T. (Thailand) Co., Ltd.	Thailand	100%
Brady (Turkey) Ltd.	Turkey	100%
B.I. U.K. Limited	United Kingdom	100%
B.I. Financial Limited	United Kingdom	100%
Seton Limited	United Kingdom	100%
W.H. Brady Co. Ltd.	United Kingdom	100%
Brady Corporation Limited	United Kingdom	100%
Brady European Finance Limited	United Kingdom	100%
Brady European Holdings Limited	United Kingdom	100%
Cleere Advantage Limited	United Kingdom	100%
Focal Display Limited	United Kingdom	100%
Focal Signs Limited	United Kingdom	100%
S & L Signmaker Limited	United Kingdom	100%
Safety Shop Limited	United Kingdom	100%
Safety Shop Co. U.K. Limited	United Kingdom	100%
Signs & Labels Limited	United Kingdom	100%
Southern Signs Systems Limited	United Kingdom	100%
Esot Limited	United Kingdom	100%
Scafftag Limited	United Kingdom	100%
Safetrak Limited	United Kingdom	100%
Scafftag USA Limited	United Kingdom	100%
Pure Vantage	United Kingdom	100%
Rapid Update	United Kingdom	100%

(1)	Brady Corporation owns 49% of the outstanding shares of Brady Holding Co. Ltd., but Brady Corporation maintains controlling voting rights. The 51% owner holds preferred shares, which entitle it to one vote for every 20 shares. Brady Corporation holds common shares, which entitle it to one vote for every one share. The preferred shareholder’s share of the net income in Brady Holding Co. Ltd is limited to recovery of its initial investment.